                                                                 EXHIBIT 23.1(b)

                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and
Shareholders of Chartwell Leisure Inc.


We consent to the incorporation by reference in Registration Statement No. 333-16661 of Chartwell Leisure Inc. (formerly National Lodging Corp.) on Form S-3 and Registration Statement No. 333-15359 on Form S-8 of our report dated February 12, 1997 appearing in this Annual Report on Form 10-K of Chartwell Leisure Inc. for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP
Parsippany, New Jersey


March 24, 1997